     As filed with the Securities and Exchange Commission on July 19, 1999
                                                        Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            LOWE'S COMPANIES, INC.
            (Exact name of registrant as specified in its charter)

             NORTH CAROLINA                                    5211                                  56-0578072
(State or other jurisdiction of incorporation)      (Primary Standard Industrial         (I.R.S. Employer Identification No.)
                                                     Classification Code Number)


                            1605 Curtis Bridge Road
                       Wilkesboro, North Carolina 28697
                                (336) 658-4000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              STEPHEN A. HELLRUNG
             Senior Vice President, General Counsel and Secretary
                            Lowe's Companies, Inc.
                            1605 Curtis Bridge Road
                       Wilkesboro, North Carolina 28697
                                (336) 658-4000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                             LATHAN M. EWERS, JR.
                               RANDALL S. PARKS
                               Hunton & Williams
                             951 East Byrd Street
                           Richmond, Virginia 23219

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[_]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

                        CALCULATION OF REGISTRATION FEE

                                                         Proposed             Proposed
          Title of                 Amount to be      Maximum Offering     Maximum Aggregate         Amount of
 Securities to be Registered       Registered(1)      Price Per Unit        Offering Price       Registration Fee
 ---------------------------       -------------      --------------        --------------       ----------------
6 1/2% Debentures due March 15,    $400,000,000            N/A                  N/A                 $ 111,200
            2029

(1) The Registration Statement covers the maximum principal amount of debentures of the Registrant which may be issued in connection with the transaction described herein.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED JULY 19, 1999
PROSPECTUS

                                   OFFER FOR
             ALL OUTSTANDING 6 1/2% DEBENTURES DUE MARCH 15, 2029
                                IN EXCHANGE FOR
                REGISTERED 6 1/2% DEBENTURES DUE MARCH 15, 2029
                                      OF
                            LOWE'S COMPANIES, INC.

                 THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                     NEW YORK CITY TIME, ON AUGUST __, 1999

THE REGISTERED DEBENTURES

         The terms of the registered debentures are substantially identical to the old debentures that we issued on February 23, 1999, except for certain transfer restrictions, registration rights and special interest provisions which apply only to the old debentures.

         Interest on the registered debentures is payable semi-annually on each March 15 and September 15, beginning on September 15, 1999.

         The registered debentures are unsecured obligations of Lowe's and will rank equally to each other and to all our existing and future unsecured and unsubordinated indebtedness. The registered debentures will be effectively subordinated to any of our secured indebtedness and to any unsubordinated indebtedness of our subsidiaries.

MATERIAL TERMS OF THE EXCHANGE OFFER

         . Expires at 5:00 p.m., New York City time, on August __, 1999, unless extended.

         .  Not subject to any conditions other than:

            (1) the exchange offer will not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

            (2) no legal proceeding challenging the exchange offer has been instituted or threatened; and

            (3)  the old debentures have been properly tendered.

         . All outstanding old debentures that are validly tendered and not validly withdrawn will be exchanged to an equal principal amount of debentures which are registered under the Securities Act of 1933, as amended.

         . The exchange of old debentures for registered debentures will not be a taxable exchange for U.S. federal income tax purposes.

         .  We will not receive any proceeds from the exchange offer.

         . Tenders of old debentures may be withdrawn at any time prior to the expiration of the exchange offer.

CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS.

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved the debentures to be distributed in the Exchange Offer, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is July __, 1999

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
WHERE YOU CAN FIND MORE INFORMATION...........................................................................    1
INCORPORATION OF INFORMATION FILED WITH THE SEC...............................................................    1
WARNING REGARDING FORWARD-LOOKING STATEMENTS..................................................................    3
SUMMARY DESCRIPTION OF THE REGISTERED DEBENTURES..............................................................   11
SUMMARY DESCRIPTION OF INDENTURE PROVISIONS APPLICABLE TO THE REGISTERED DEBENTURES...........................   12
RISK FACTORS..................................................................................................   13
THE EXCHANGE OFFER............................................................................................   15
REGISTRATION RIGHTS AGREEMENT.................................................................................   22
DESCRIPTION OF THE REGISTERED DEBENTURES......................................................................   24
THE INDENTURE.................................................................................................   27
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER..................................   35
PLAN OF DISTRIBUTION..........................................................................................   35
VALIDITY OF THE REGISTERED DEBENTURES.........................................................................   36
EXPERTS.......................................................................................................   36

                                      (i)

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and other information with the Securities and Exchange Commission. You may read and copy the reports and other information that we file with the SEC at their public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information about us from the following regional offices of the SEC: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of these materials can be obtained from the Public Reference Section of the SEC in Washington, D.C. 20549 at prescribed rates. Our filings with the SEC are available to the public on the SEC's Internet home page at http://www.sec.gov.

     We have filed with the SEC a registration statement on Form S-4 with respect to our registered 6 1/2% debentures due March 15, 2029. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are only summaries and are not complete. We refer you to these exhibits for a more complete description of the matter involved. Each statement regarding the exhibits is qualified by the actual documents.

     The indenture governing the outstanding debentures provides that we will furnish to the holders of the debentures copies of such information, documents and other reports and such summaries thereof as are required to be filed by us under the Trust Indenture Act, at the times and in the manner provided pursuant to the Act, provided that any information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, shall be filed with the Trustee within 15 days after such filings are required to be made with the SEC.

                INCORPORATION OF INFORMATION FILED WITH THE SEC

     We are "incorporating by reference" certain information that we have filed with the SEC, which means:

     .  incorporated documents are considered part of this prospectus;
     . we are disclosing important information to you by referring you to those documents; and
     . information that we file with the SEC will automatically update and supersede this prospectus.

     We incorporate by reference the documents listed below that we filed with the SEC under the Securities Exchange Act of 1934:

     . Annual Report on Form 10-K for the year ended January 29, 1999; and . Quarterly Report on Form 10-Q for the quarter ended April 30, 1999.

     We also incorporate by reference each of the following documents that we may file with the SEC after the date of this prospectus:

     .  Registration statements filed under Section 12 of the Exchange Act;
     .  Reports filed under Sections 13(a) and (c) of the Exchange Act;
     . Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and
     .  Any reports filed under Section 15(d) of the Exchange Act.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

                       Lowe's Companies, Inc.
                       Attention:  Treasurer
                       1605 Curtis Bridge Road
                       Wilkesboro, North Carolina 28697
                       (336) 658-4000 or (888) 34LOWES
                        _______________________________

                 WARNING REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the registration statements, reports, proxy statements and other information that we have filed with the SEC, which we incorporate by reference in this prospectus, may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe that comments reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Possible risks and uncertainties regarding these statements include, but are not limited to:

          .  general economic trends;

          .  availability and development of real estate for expansion;

          .  fluctuation in prices of commodities;

          .  the nature of competition;

          .  reliable supply of inventory; and

          .  weather conditions.

     We have based these forward-looking statements largely on our expectations as well as assumptions that we have made and information currently available to our management. When used in this prospectus, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Forward-looking statements are subject to a number or risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated in this prospectus. Furthermore, in light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     You should carefully read this prospectus in its entirety. It contains information that you should consider when making your investment decision.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the initial purchasers have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as information that we previously filed with the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                            ______________________

                              PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus, but does not contain all information that may be important to you. This prospectus includes or incorporates by reference specific terms of the exchange offer, as well as information regarding our business and detailed financial data. We encourage you to read the detailed information and financial statements appearing elsewhere or incorporated by reference in this prospectus. Except if the context requires otherwise, references in this prospectus to "we," "us," "our," "Lowe's" or "Company" refer to Lowe's Companies, Inc., a North Carolina corporation, and its subsidiaries. The term "old debentures" refers to the 6 1/2% debentures due March 15, 2029 that were issued on February 23, 1999 to qualified institutional buyers in a Rule 144A private placement. The term "registered debentures" refers to the registered 6 1/2% debentures due March 15, 2029 offered pursuant to this prospectus.

                              THE EXCHANGE OFFER

     On February 23, 1999 we completed the private offering of an aggregate principal amount of $400,000,000 of old debentures. We entered into a registration rights agreement with the initial purchasers in which we agreed, among other things, to deliver to you this prospectus and to offer to exchange your old debentures for registered debentures with substantially identical terms. If the exchange offer is not completed within 30 days of the effective date of the registration statement of which this prospectus is a part, then special interest, in addition to the base interest that would otherwise accrue on the debentures, shall accrue at an additional per annum rate of 0.25% for the first 90 days after that date. The interest rate shall increase 0.25% for each 90 day period that this requirement is not satisfied, provided that the aggregate increase in the annual interest rate cannot exceed 0.50%. You should read the discussion under the heading "Description of the Registered Debentures" for further information regarding the registered debentures.

     We believe the registered debentures issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer and resale of the registered debentures.

                                  THE COMPANY

     We are a leading specialty retailer of products and services for home improvement, home decor, home repair and remodeling and home construction markets. Our principal customer groups are do-it-yourself retail and commercial business customers. As of June 28, 1999, we operated 532 stores with 49.9 million square feet of sales floor in 37 states located principally in the South Atlantic, South Central and Midwest regions of the United States. We have recently completed the acquisition of Eagle Hardware & Garden, Inc., a home center retailer that currently operates 41 warehouse/home improvement centers in 10 Western states. We are the world's second largest home center retailer. Our principal executive offices are located at 1605 Curtis Bridge Road, Wilkesboro, North Carolina 28697, and our telephone number is (336) 658-4000.

                  SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

     The exchange offer relates to the exchange of up to $400,000,000 aggregate principal amount of old debentures for an equal aggregate principal amount of registered debentures. The registered debentures will be obligations of ours entitled to the benefits of the indenture governing the old debentures. The form and terms of the registered debentures are identical in all material respects to the form and terms of the old debentures with three exceptions. First, the registered debentures are registered under the Securities Act, and therefore are not entitled to the benefits of the registration rights granted under the registration rights agreement executed as part of the private offering of the old debentures among us and the initial purchasers. Second, holders of registered debentures will not be entitled to contingent increases in the interest rates on the registered debentures. Third, the registered debentures will not bear legends restricting their transfer.


Registration Rights.....................  You are entitled to exchange your old debentures for registered debentures
                                          with substantially identical terms.
                                          The exchange offer is intended to
                                          satisfy these rights. After the
                                          exchange offer is complete, you will
                                          not be entitled to any exchange or
                                          registration rights with respect to
                                          the old debentures except in certain
                                          limited circumstances.

                                          Under the registration rights
                                          agreement, we have agreed to:

                                          .  file a registration statement
                                             within 150 days after the issue
                                             date of the old debentures enabling
                                             holders to exchange the privately
                                             placed old debentures for publicly
                                             registered debentures with
                                             identical terms.

                                          .  use our best efforts to cause the
                                             registration statement to become
                                             effective within 180 days after the
                                             issue date of the old debentures.

                                          .  consummate the exchange offer
                                             within 30 days after the effective
                                             date of our registration statement,
                                             and use our best efforts to file a
                                             shelf registration statement for
                                             the resale of the old debentures if
                                             we cannot effect an exchange offer
                                             within the time periods listed
                                             above and under certain other
                                             circumstances.

                                          We have complied with the first two of
                                          these conditions. The interest rate on
                                          the debentures will increase if we do
                                          not comply with our remaining
                                          obligation to complete this exchange
                                          offer. See "Registration Rights
                                          Agreement -- Special Interest".

The Exchange Offer......................  We are offering to exchange each
                                          $1,000 principal amount of the
                                          registered debentures for each $1,000
                                          principal amount of our old debentures
                                          issued in a
                                          private offering on February 23, 1999.

                                          To be exchanged, old debentures must
                                          be properly tendered and accepted.
                                          All old debentures that are validly
                                          tendered and not validly withdrawn
                                          will be exchanged.

Resale of the Registered Debentures.....  Based on interpretations by the SEC set forth in no action letters issued
                                          to third parties, including "Exxon
                                          Capital Holdings Corporation"
                                          (available May 13, 1988), "Morgan
                                          Stanley & Co., Incorporated"
                                          (available June 5, 1991), "Mary Kay
                                          Cosmetics, Inc." (available June 5,
                                          1991) and "Warnaco, Inc." (available
                                          October 11, 1991), we think the
                                          registered debentures issued in the
                                          exchange offer may be offered for
                                          sale, resold and otherwise transferred
                                          by you without compliance with the
                                          registration and prospectus delivery
                                          provisions of the Securities Act if:

                                          .  the registered debentures issued in
                                             the exchange offer are being
                                             offered by you in the ordinary
                                             course of your business;

                                          .  you are not participating, do not
                                             intend to participate, and do not
                                             have any arrangement or
                                             understanding with any person to
                                             participate in a distribution of
                                             the registered debentures issued to
                                             you in the offer;

                                          .  you are not a broker-dealer who
                                             purchased such outstanding old
                                             debentures directly from us for
                                             resale pursuant to Rule 144A or
                                             under an available exemption under
                                             the Securities Act; and

                                          .  you are not an "affiliate" of ours
                                             as defined in Section 405 of the
                                             Securities Act.

                                          If our belief is inaccurate and you
                                          transfer any registered debentures
                                          issued to you in the exchange offer
                                          without delivering a prospectus
                                          meeting the requirements of the
                                          Securities Act or without an exemption
                                          from registration of your old
                                          debentures from such requirements, you
                                          may incur liability under the
                                          Securities Act. We do not assume or
                                          indemnify you against such liability.

                                          Each broker-dealer that is issued
                                          registered debentures in the exchange
                                          offer for its own account in exchange
                                          for old debentures which were acquired
                                          by such broker-dealer as a result of
                                          market-making or other trading
                                          activities must acknowledge it will
                                          deliver a prospectus
                                          meeting the requirements of the
                                          Securities Act in connection with any
                                          resale of the registered debentures
                                          issued in the exchange offer. The
                                          Letter of Transmittal states that by
                                          so acknowledging and by delivery of a
                                          prospectus, such broker-dealer will
                                          not be deemed to admit that it is an
                                          "underwriter" within the meaning of
                                          the Securities Act. A broker-dealer
                                          may use this prospectus for an offer
                                          to resell, resale or other retransfer
                                          of registered debentures issued to it
                                          in the exchange offer. We have agreed
                                          to use best efforts to make this
                                          prospectus and any amendment or
                                          supplement to the prospectus available
                                          to any such broker-dealer for use in
                                          connection with such resales for 180
                                          days.

                                          We believe that no registered holder
                                          of the outstanding old debentures is
                                          an affiliate of ours. The exchange
                                          offer is not being made to, nor will
                                          surrender for exchange be accepted
                                          from, holders of outstanding old
                                          debentures in any jurisdiction in
                                          which this exchange offer or the
                                          acceptance thereof would violate the
                                          securities or blue sky laws of such
                                          jurisdiction.

Expiration Date........................   The exchange offer will expire at 5:00
                                          p.m., New York City time, on August
                                          __, 1999, unless we decide to extend
                                          the expiration date.

Accrued Interest on the Registered
 Debentures and the Old Debentures.....   The old debentures and the registered
                                          debentures will bear interest from
                                          February 23, 1999. Old debentures that
                                          are accepted for exchange will cease
                                          earning interest from the date of
                                          completion of the exchange offer.
                                          Holders who exchange their old
                                          debentures for registered debentures
                                          will receive the same interest payment
                                          on September 15, 1999 (the first
                                          payment date for both the old
                                          debentures and registered debentures)
                                          that they would have received if they
                                          had not accepted the exchange offer.

Termination of the
 Exchange Offer........................   We may terminate the exchange offer if
                                          our ability to conduct the exchange
                                          offer is materially impaired due to
                                          any legal or governmental action, new
                                          law, statute, rule or regulation or
                                          any interpretation of the SEC staff of
                                          any existing law, statute, rule or
                                          regulation. We do not expect any of
                                          these conditions to occur, although we
                                          cannot guarantee you that such
                                          conditions will not occur. If we fail
                                          to consummate the exchange offer,
                                          holders of old debentures will have
                                          certain rights against us under the
                                          registration rights agreement executed
                                          as
                                          part of the offering of the old
                                          debentures.

Procedures for Tendering
 Old Debentures.......................    If you are a holder of an old
                                          debenture and you wish to tender your
                                          old debenture for exchange pursuant to
                                          the exchange offer, you must transmit
                                          to The First National Bank of Chicago,
                                          as exchange agent, on or prior to the
                                          closing date:

                                          .  a properly completed and duly
                                             executed Letter of Transmittal in
                                             the form that accompanies this
                                             prospectus, or a facsimile of the
                                             Letter of Transmittal, including
                                             all other documents required by the
                                             Letter of Transmittal, to the
                                             exchange agent at the address set
                                             forth on the cover page of the
                                             Letter of Transmittal; or

                                          .  a timely confirmation of book-entry
                                             transfer of your old debentures
                                             into the exchange agent's account
                                             at the Depositary Trust Company, or
                                             DTC, pursuant to the procedure for
                                             book-entry transfers described in
                                             this prospectus under the heading
                                             "The Exchange Offer --Procedure for
                                             Tendering Old Debentures." The
                                             confirmation must be received by
                                             the exchange agent on or prior to
                                             the expiration date; or

                                          .  the documents necessary for
                                             compliance with the guaranteed
                                             delivery procedures described
                                             below.

                                          By executing the Letter of
                                          Transmittal, each holder will
                                          represent among other things:

                                          .  the registered debentures will be
                                             held in the ordinary course of
                                             business of the person receiving
                                             such debentures whether or not such
                                             person is the holder;

                                          .  neither the holder nor any other
                                             person has an arrangement or
                                             understanding with any person to
                                             participate in the distribution of
                                             the old debentures; and

                                          .  neither the holder nor any other
                                             person is our "affiliate," as that
                                             term is defined in Section 405 of
                                             the Securities Act.

Special Procedures for
 Beneficial Owners....................    If you are the beneficial owner of old
                                          debentures and your name does not
                                          appear on a security position listing
                                          of DTC as the holder of old debentures
                                          or if you are a beneficial owner of
                                          old debentures registered in the name
                                          of a broker, dealer, commercial bank,
                                          trust
                                          company or other nominee and you
                                          wish to tender old debentures in the
                                          exchange offer, you should promptly
                                          contact the nominee in whose name your
                                          old debentures are registered and
                                          instruct the nominee to tender on your
                                          behalf. The transfer of record
                                          ownership may take considerable time.

Guaranteed Delivery Procedures.........   If you wish to tender your old
                                          debentures and time will not permit
                                          the required documents to reach the
                                          exchange agent by the expiration date,
                                          the procedure for book-entry transfer
                                          cannot be completed on time or
                                          certificates for registered old
                                          debentures cannot be delivered on
                                          time, you may exchange old debentures
                                          pursuant to the procedures described
                                          in this prospectus under the heading
                                          "The Exchange Offer -- Guaranteed
                                          Delivery Procedures."

Withdrawal Rights......................   You may withdraw the tender of your
                                          old debentures at any time prior to
                                          5:00 p.m., New York City time, on the
                                          August __, 1999 unless your old
                                          debentures were previously accepted
                                          for exchange.
Acceptance of Old Debentures and
 Delivery of Registered Debentures.....   Subject to certain conditions
                                          described more fully under the "The
                                          Exchange Offer," we will accept for
                                          exchange any and all old debentures
                                          which are properly tendered in the
                                          exchange offer prior to 5:00 p.m., New
                                          York City time, on August __, 1999.
                                          The registered debentures issued
                                          pursuant to the exchange offer will be
                                          delivered promptly following the
                                          closing date.

Certain U.S. Federal Income
 Tax Consequences......................   An exchange of old debentures for
                                          registered debentures will not be
                                          taxable to the holders. See "Material
                                          United States Federal Income Tax
                                          Consequences of the Exchange Offer."

Use of Proceeds........................   We will not receive any proceeds from
                                          the issuance of registered debentures
                                          in the exchange offer.

Exchange Agent.........................   The First National Bank of Chicago is
                                          serving as exchange agent in
                                          connection with the exchange offer.
                                          The exchange agent can be reached at
                                          Corporate Trust Office, One First
                                          National Plaza, Suite 0126, Chicago,
                                          Illinois, 60670-0126, Attention:
                                          Corporate Trust Administrator. For
                                          more information with respect to the
                                          exchange offer, the telephone number
                                          for the exchange agent is (630) 351-
                                          1238 and the facsimile number is (312)
                                          407-1708.

                 CONSEQUENCES OF NOT EXCHANGING OLD DEBENTURES

     If you do not exchange your old debentures in the exchange offer, your old debentures will continue to be subject to the restrictions on transfer set forth in the legend on the certificate for your old debentures. In general, you may offer or sell your old debentures only if they are registered under, offered or sold pursuant to an exemption from, or offered or sold in a transaction not subject to, the Securities Act and applicable state securities laws. After the exchange offer is completed, we will not be required, and we do not intend, to register the old debentures under the Securities Act.

               SUMMARY DESCRIPTION OF THE REGISTERED DEBENTURES

     Following is a brief summary of certain terms of the registered debentures. For a more complete description of the terms of the registered debentures, see "Description of the Registered Debentures" in this prospectus.



Terms of the Registered Debentures:

Aggregate Principal Amount.....................  $400,000,000

Interest Rate..................................  6 1/2% per year

Maturity Date..................................  March 15, 2029

Interest Payment Dates.........................  March 15 and September 15 of
                                                 each year, beginning September
                                                 15, 1999

Interest Calculations..........................  Based on 360-day year of twelve
                                                 30-day months

Ranking........................................  The registered debentures will rank equally with all of our
                                                 other senior indebtedness

Redemption or Sinking Fund.....................  None

Form of Registered Debenture...................  Global security

Settlement and Payment.........................  Same-day -- immediately available funds

Secondary Trading Payments.....................  Same day -- immediately available funds

   SUMMARY DESCRIPTION OF INDENTURE PROVISIONS APPLICABLE TO THE REGISTERED
                                  DEBENTURES

Limit on Debt..................................  The indenture does not limit the amount of debt that we may issue or provide holders any protection should
                                                 we be involved in a highly leveraged transaction.
Certain Covenants..............................  The indenture contains covenants that, among other things, will limit our ability to:

                                                 .  incur, issue, assume or guarantee certain secured
                                                    indebtedness, and
                                                 .  engage in certain sale and leaseback transactions.

                                                 The covenants also limit the ability of our
                                                 subsidiaries to incur, issue, assume or guarantee
                                                 additional indebtedness of any kind or to engage in
                                                 sale and leaseback transactions.

                                                 These covenants are subject to important exceptions
                                                 and qualifications, which are described under the
                                                 heading "The Indenture" in this prospectus.

Events of Default..............................  Each of the following is an event of default under the indenture:

                                                 .  Our failure for 30 days to pay when due interest
                                                    on the registered debentures;

                                                 .  Our failure to pay principal or premium, if any,
                                                    on the registered debentures when due;

                                                 .  Our failure to perform covenants with respect to
                                                    the registered debentures for 60 days after receipt
                                                    of notice of default;

                                                 .  Default in the payment of principal or
                                                    acceleration of at least $10.0 million in aggregate
                                                    principal amount of our debt or the debt of our
                                                    subsidiaries after receipt of notice of such default
                                                    or acceleration; and

                                                 .  Certain events of bankruptcy, insolvency or
                                                    reorganization of us or our subsidiaries.

Remedies.......................................  If an event of default occurs, the trustee under the indenture or holders of at least 25% in aggregate
                                                 principal amount of outstanding debentures may
                                                 declare the principal and accrued interest
                                                 immediately due and payable.

                                 RISK FACTORS

     You should consider carefully the following risks and all of the information set forth in this prospectus before tendering your old debentures in the exchange offer and making an investment in the registered debentures. The risk factors set forth below (other than "-- Consequences of Not Exchanging Old Debentures") are applicable to the old debentures as well as the registered debentures.

Consequences of Not Exchanging Old Debentures

     If you do not exchange your old debentures for the registered debentures in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your old debentures. The restrictions on transfer of your old debentures arise because we issued the old debentures in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old debentures if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. If you are still holding any old debentures after the expiration date and the exchange offer has been consummated, you will not be entitled to have such old debentures registered under the Securities Act or to any similar rights under the registration rights agreement (subject to limited exceptions, if applicable). After the exchange offer is completed, we will not be required, and we do not intend, to register the old debentures under the Securities Act. In addition, if you exchange your old debentures in the exchange offer for the purpose of participating in a distribution of the registered debentures, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent old debentures are tendered and accepted in the exchange offer, the trading market, if any, for the old debentures would be adversely affected.

Holders are Responsible for Compliance with Exchange Offer Procedures

     We will issue the registered debentures in exchange for the old debentures only after we have timely received your old debentures, along with a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your old debentures in exchange for registered debentures, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities in the tender of old debentures for exchange. The exchange offer will expire at 5:00 p.m., New York City time, on August __, 1999, or on a later extended date and time as we may decide.

     The registered debentures and any old debentures which remain outstanding after the exchange offer will vote together as a single class for purposes of determining whether the required percentage of holders have taken certain actions or exercised certain rights under the indenture.

Requirements for Transfer of Registered Debentures

     Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the registered debentures without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include (i) that you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act,
(ii) that you acquire your registered debentures in the ordinary course of your business and (iii) that you have no arrangement with any person to participate in the distribution of such registered debentures. However, we have not submitted a no-action letter to the SEC regarding this exchange offer and we cannot assure you that the SEC would make a similar determination with respect to this exchange offer. If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with respect to a distribution of the registered debentures to be acquired pursuant to the exchange offer, you will be subject to additional limitations. See "The Exchange Offer -- Resale of the Registered Debentures."

Restrictions Imposed by the Indenture

     The indenture relating to the debentures contains covenants that restrict our ability to:

     .  incur additional indebtedness; or

     .  enter into certain sales and leasebacks transactions.

     We cannot assure you that these restrictions will not adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest.

Lack of Public Market for the registered debentures; Restrictions on Resale

     There is no existing trading market for the registered debentures, and we cannot assure you regarding the future development of a market for the registered debentures, or the ability of the holders of the registered debentures to sell their registered debentures, or the price at which such holders may be able to sell their registered debentures. If such a market were to develop, the registered debentures could trade at prices that may be higher or lower than the initial offering price of the old debentures depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. Each of the initial purchasers has advised us that it intends to make a market in the registered debentures. The initial purchasers are not obligated to do so, however, and any market making with respect to the registered debentures may be discontinued at any time without notice. Therefore, we cannot assure you as to the liquidity of any trading market for the registered debentures or that an active trading market for the registered debentures will develop. We do not intend to apply for listing of the old debentures or, if issued, the registered debentures, on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     Historically, the market for investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. We cannot assure you that the market for the registered debentures will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the registered debentures.

                              THE EXCHANGE OFFER

     Pursuant to a registration rights agreement between us and the initial purchasers of the old debentures, we agreed:

     (1) to file a registration statement on or prior to 150 days after the closing of the offering of the old debentures with respect to an offer to exchange the old debentures for a new issue of debentures, with terms substantially the same as those of the old debentures but registered under the Securities Act,

     (2) to use our best efforts to cause the registration statement to be declared effective by the SEC on or prior to 180 days after the closing of the old debentures offering, and

     (3) to use our best efforts to consummate the exchange offer and to issue the registered debentures within 30 days after the registration statement is declared effective.

     The registration rights agreement provides that, in the event that we fail to file the registration statement within 150 days after the closing date, to have the registration statement declared effective within 180 days after the closing date, or to consummate the exchange offer within 30 days of the effectiveness of the registration statement, we will be required to pay additional interest on the old debentures over and above the regular interest on the old debentures. Upon consummation of this exchange offer, the provisions for additional interest on the old debentures shall cease.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old debentures in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept for exchange old debentures that are properly tendered on or prior to the expiration date and not withdrawn. The expiration date is 5:00 p.m., New York City time, on August __, 1999, or, if we have extended the period of time for the exchange offer, the latest time and date to which the exchange offer is extended.

     As of the date of this prospectus, $400,000,000 aggregate principal amount of the old debentures was outstanding. This prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of old debentures at the addresses set forth in the securities register with respect to old debentures maintained by DTC. Our obligation to accept old debentures for exchange pursuant to the exchange offer is subject to certain conditions set forth below. See "-- Conditions to Exchange Offer."

     We expressly reserve the right, at any time or from time to time, to extend the period during which the exchange offer is open, and thereby delay acceptance for exchange of any old debentures, by mailing written notice of such extension to the holders as described below. During any extension, all old debentures previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old debentures not accepted for exchange for any reason will be returned without expense to the holder as promptly as practicable after the expiration or termination of the exchange offer.

     Old debentures tendered in the exchange offer must be $1,000 in principal amount or any integral multiple thereof.

     We will mail written notice of any extension, amendment, non-acceptance or termination to the holders of the old debentures as promptly as practicable, such notice to be mailed to the holders of record of the old debentures no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date or other event giving rise to such notice requirement.

Procedures for Tendering Old Debentures

     Letter of Transmittal. The tender to us of old debentures by a holder as set forth below and the acceptance of the tender by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.
Except as set forth below, a holder who wishes to tender old debentures for exchange must transmit a properly completed and executed Letter of Transmittal, together with all other documents required by such Letter of Transmittal, to the exchange agent at the address set forth below under "-- Exchange Agent" on or prior to the expiration date.

     Other Documents.  In addition,

     . the exchange agent must receive certificates for the old debentures along with the Letter of Transmittal, or

     . the exchange agent must receive prior to the expiration date a timely confirmation of a book-entry transfer of the old debentures, if such procedure is available, into the exchange agent's account at the DTC pursuant to the procedure for book-entry transfer described below, or

     . the holder must comply with the guaranteed delivery procedures described in "--Guaranteed Delivery Procedures," below.

================================================================================
The method of delivery of old debentures, Letters of Transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used in all cases. Sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or old debentures should be sent to us.
================================================================================

     Signatures. Signatures on a Letter of Transmittal or a notice of withdrawal, must be guaranteed unless the old debentures surrendered for exchange pursuant thereto are tendered (1) by a registered holder of the old debentures who has not completed the box entitled "Special Issuance Instructions" on the Letter of Transmittal or (2) for the account of an eligible institution, which is defined as a bank, stockbroker, national securities exchange, registered securities association, savings and loan association or credit union with membership in a signature medallion program pursuant to Exchange Act Rule 17Ad-15. If signatures on a Letter of Transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by a firm that is an eligible guarantor institution. If old debentures are registered in the name of a person other than the person signing the Letter of Transmittal, the old debentures surrendered for exchange must be endorsed by, or be accompanied by, a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us, duly executed by the registered holder, with the signature guaranteed by an eligible institution.

     Powers of Attorney. If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of old debentures, the old debentures must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old debentures.

     Representatives, Trustees, Guardians, Etc. If the Letter of Transmittal or any old debentures or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

     Required Acknowledgments; Resales by Broker-Dealers. By tendering old debentures, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of registered debentures. If any holder of old debentures is an "affiliate" of ours, as defined in Rule 405 under the Securities Act, or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the registered debentures to be acquired pursuant to the exchange offer, the holder:

     .  could not rely on the applicable interpretations of the SEC staff, and

     . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives registered debentures for its own account in exchange for old debentures must acknowledge that the old debentures were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the registered debentures. Any such broker-dealer may be deemed to be an "underwriter" under the Securities Act. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Debentures for Exchange; Delivery of Registered Debentures

     The Company will accept, promptly after the expiration date, all old debentures properly tendered and will issue the registered debentures promptly after acceptance of the old debentures. For each old debenture accepted for exchange, the holder of the old debenture will receive a registered debenture having a principal amount equal to that of the surrendered old debenture. The registered debentures will bear interest from the most recent date on which interest has been paid on the old debentures or, if no interest has been paid, from February 23, 1999. Accordingly, if the relevant record date for interest payment occurs after the completion of the exchange offer, registered holders of registered debentures on the record date will receive interest accruing from the most recent date that interest has been paid or, if no interest has been paid, from February 23, 1999. If, however, the relevant record date for interest payment occurs prior to the completion of the exchange offer, registered holders of old debentures on the record date will receive interest accruing from the most recent date that interest has been paid or, if no interest has been paid, from February 23, 1999. Old debentures accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer, except as set forth in the immediately preceding sentence. Holders of old debentures whose old debentures are accepted for exchange will not receive any payment in respect of interest on the old debentures otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer.

     In all cases, issuance of registered debentures for old debentures that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     . certificates for the old debentures or a timely book-entry confirmation of the transfer of the old debentures into the exchange agent's account at the book-entry transfer facility;

     .  a properly completed and duly executed Letter of Transmittal; and

     .  all other required documents.

     If any tendered old debentures are not accepted for any reason set forth in the terms and conditions of the exchange offer or if certificates representing old debentures are submitted for a greater principal amount than the holder desires to exchange, certificates representing the unaccepted or non-exchanged old debentures will be returned without expense to the tendering holder thereof. In the case of old debentures tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described below, the non-exchanged old debentures will be credited to an account maintained with the book-entry transfer facility.

     All questions as to the validity, form, eligibility and acceptance of old debentures tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular old debentures not properly tendered or not to accept any particular old debentures if acceptance might, in the judgment of us or our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive any defects or irregularities or conditions of the exchange offer as to any particular old debentures either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old debentures in the exchange offer. The interpretation of the terms and conditions of the exchange offer as to any particular old debentures either before or after the expiration date by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old debentures for exchange must be cured within a reasonable period of time that we shall determine. Neither us, the exchange agent nor any other person shall be required to give notice of any defect or irregularity regarding any tender of old debentures for exchange, nor shall any of the above incur any liability for failure to give notice.

     The exchange agent has established an account with respect to the old debentures at DTC for purposes of the exchange offer and any financial institution that is a participant in DTC's systems may make book-entry delivery of old debentures by causing DTC to transfer the old debentures into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

================================================================================
Although delivery of old debentures may be effected through book-entry transfer at DTC, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "Exchange Agent" on or prior to the expiration date, or the guaranteed delivery procedures described below must be complied with.
================================================================================

Guaranteed Delivery Procedures

     If a registered holder of old debentures desires to tender the old debentures and the old debentures are not immediately available, or time will not permit the holder's old debentures or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     .  the tender is made through an eligible institution;

     . prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed Letter of Transmittal or a facsimile thereof and Notice of Guaranteed Delivery, substantially in the form provided by us by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of old debentures and the amount of old debentures tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all old debentures will be physically tendered in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and

     . the certificates for all old debentures, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the exchange act within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

     Tenders of old debentures may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the exchange agent at the address set forth below under "-- Exchange Agent." Any notice of withdrawal must specify the name of the person having tendered the old debentures to be withdrawn, identify the old debentures to be withdrawn (including the principal amounts of such old debentures), and (where certificates for old debentures have been transmitted) specify the name in which such old debentures are registered, if different from that of the withdrawing holder.

     If certificates for old debentures have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless the holder is an eligible institution. If old debentures have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old debentures and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility of the notices will be determined by us and our determination shall be final and binding on all parties. Certificates for any old debentures so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old debentures that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder. In the case of old debentures tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, the old debentures will be credited to an account maintained with DTC for the old debentures. Properly withdrawn old debentures may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Debentures," at any time on or prior to the expiration date.

Conditions to Exchange Offer

     Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue registered debentures in exchange for, any old debentures and may terminate or amend the exchange offer if, at any time before the acceptance of such old debentures in exchange or the exchange of the registered debentures for such old debentures, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

Exchange Agent

     All executed Letters of Transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the exchange agent, addressed as follows:

     By Registered or Certified Mail:

     The First National Bank of Chicago
     Corporate Trust Administration
     One First National Plaza, Suite 0126
     Chicago, Illinois  60670-0126
     Attn:  D. Fanning

     By Overnight Courier:


     The First National Bank of Chicago
     Corporate Trust Administration
     One North State Street, Suite 0126
     Chicago, Illinois  60670-0126
     Attn:  D. Fanning

     By Hand:

     First Chicago Trust Co. of New York
     14 Wall Street, 8th Floor
     New York, New York 10005
     Attn: Frank Ballantine

     Confirm by Telephone:
     Ms. Donna Fanning
     (630) 351-1238

================================================================================
Delivery of the Letter of Transmittal to an address other than as set forth above or transmission or instructions via facsimile other than as set forth above does not constitute a valid delivery of the Letter of Transmittal.
================================================================================

Fees and Expenses

     We will not make any payment to brokers-dealers or others soliciting acceptances of the exchange offer.

Transfer Taxes

     Holders who tender old debentures for exchange will not be obligated to pay any transfer tax in connection therewith, except that holders who instruct us to register registered debentures in the name of, or request that old debentures not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Appraisal Rights

     Holders of old debentures will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Resale of the Registered Debentures

     Based on interpretations by the SEC staff issued to third parties, registered debentures issued in exchange for old debentures may be offered for resale, resold or otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

     . the registered debentures are acquired in the ordinary course of the holders' business,

     . the holders have no arrangement with any person to participate in the distribution of the registered debentures, and

     . the holder is not an "affiliate" of us as defined in Rule 405 under the Securities Act.

     Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of registered debentures. This analysis is based upon the SEC's position in no-action letters issued regarding other transactions that were substantially similar to this exchange offer. Although the SEC has not indicated that it has changed its position on this issue, we have not sought our own interpretive letter from the SEC. There is no assurance that the SEC would make a similar determination with respect to the resale of our registered debentures. See "Risk Factors -- Requirements for Transfer of Registered Debentures."

     If any holder is an affiliate of ours, or if any holder is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the registered debentures to be acquired pursuant to the exchange offer, the holder

     .  can not rely on the applicable interpretations of the SEC staff; and

     . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives registered debentures for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of registered debentures. The Letter of Transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered debentures where the old debentures exchanged for such registered debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our best efforts to make this prospectus available for a period not to exceed 180 days to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the registered debentures may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available.

                         REGISTRATION RIGHTS AGREEMENT

     The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement , a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

     We entered into a registration rights agreement with the initial purchasers on or prior to the date the old debentures were issued, pursuant to which we agreed, for the benefit of the holders of the debentures, that we would, at our own expense, (1) file an exchange offer registration statement with the SEC to exchange the old debentures for registered debentures having substantially identical terms in all material respects to the old debentures (except that the registered debentures would not contain terms with respect to transfer restrictions or interest rate increases as described herein) within 150 calendar days after the date of issuance of the old debentures, (2) use our reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act, within 180 calendar days after the date of issuance of the old debentures and (3) use our reasonable best efforts to consummate the exchange offer within 30 calendar days after the date of effectiveness of the exchange offer registration statement. Upon the exchange offer registration statement being declared effective by the SEC, we will offer the registered debentures in exchange for surrender of the old debentures. We will keep the exchange offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the old debentures. For each old debenture surrendered to us pursuant to the exchange offer, the holder who surrendered such old debenture will receive a registered debenture having a principal amount equal to that of the old debenture. Interest on each registered debenture will accrue from the last interest payment date on which interest was paid on the old debenture surrendered in exchange therefor or, if no interest has been paid on such debenture, from the original issue date of such old debenture.

     Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the registered debentures would generally be freely transferable by holders thereof after the exchange offer without further registration under the Securities Act, subject to the representations required to be made by each holder of debentures, as set forth below. However, any purchaser of old debentures who is one of our "affiliates," or who intends to participate in the exchange offer for the purpose of distributing the registered debentures, (i) will not be able to rely on the interpretation of the staff of the SEC, (ii) will not be able to tender its old debentures in the exchange offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old debentures unless such sale or transfer is made pursuant to an exemption from such requirements.

     In addition, in connection with any resales of registered debentures, any participating broker-dealer that acquired the registered debentures for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the registered debentures (other than a resale of an unsold allotment from the original sale of the old debentures) by delivering the prospectus contained in the exchange offer registration statement. We will agree to make available for a period of up to 180 calendar days after consummation of the exchange offer a prospectus meeting the requirements of the Securities Act to any participating broker-dealer and any other persons, if any, with similar prospectus delivery requirements, for use in connection with any resale of registered debentures. A participating broker-dealer or any other person that delivers such a prospectus to purchasers in connection with such resales will be subject to the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement.

     Each of you who holds the old debentures who wishes to exchange old debentures for registered debentures in the exchange offer will be required to make certain representations, including representations that (1) any registered debentures to be received by you will be acquired in the ordinary course of your business, (2) you have no arrangement or understanding with any person to participate in the distribution of the registered debentures, (3) you are not an "affiliate," as defined in Rule 405 under the Securities Act, of ours or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (4) you are not acting on behalf of any person who could not truthfully make the foregoing representations.

Shelf Registration Statement

     In the event that (1) any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, (2) for any other reason the exchange offer is not consummated within 210 days after the date the old debentures were issued, (3) under certain circumstances, if the initial purchasers shall so request or (4) any of you, as holders of old debentures (other than the initial purchasers), is not eligible to participate in the exchange offer, we will, at our expense, (a) as promptly as practicable, file with the SEC a shelf registration statement covering resales of the old debentures, (b) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act as promptly as practicable, but in no event later than the 210th day after the date the old debentures were issued and (c) use our reasonable best efforts to keep effective the shelf registration statement until the earlier of two years after the date of issuance of the old debentures or such shorter period ending when all old debentures covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement or all of the old debentures become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions, if any. We will, in the event of the filing of the shelf registration statement, provide to each of you as a holder of the old debentures copies of the prospectus that is a part of the shelf registration statement, notify you when the shelf registration statement has become effective, and take certain other actions as are required to permit unrestricted resales of the Debentures. As a holder of old debentures that sells old debentures pursuant to the shelf registration statement, you generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, you will be subject to the civil liability provisions under the Securities Act in connection with such sales, and you will be bound by the provisions of the registration rights agreement that are applicable to such a holder. In addition, you as a holder of the old debentures will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have your old debentures included in the shelf registration statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

Special Interest

     In the event that either (a) the exchange offer registration statement is not filed with the SEC on or prior to the 150/th/ calendar day following the date of issuance of the old debentures, (b) the exchange offer registration statement has not been declared effective on or prior to the 180th calendar day following the date of issuance of the old debentures, (c) the exchange offer is not consummated on or prior to the 30th calendar day following the date of effectiveness of the exchange offer registration statement or (d) if required, a shelf registration statement is not declared effective on or prior to the 210th calendar day following the date of issuance of the old debentures, the interest rate borne by the old debentures shall be increased by 0.25% per year following the 150-day period in the case of clause (a) above, following such 180-day period in the case of clause (b) above, following the 30-day period in the case of clause (c) above or following the 210-day period in the case of clause (d) above, which rate will be increased by an additional 0.25% per year for each 90-day period that any additional interest continues to accrue; provided that the aggregate increase in such annual interest rate may in no event exceed 0.50%. Upon (w) the filing of the exchange offer registration statement after the 150-day period described in clause (a) above, (x) the effectiveness of the exchange offer registration statement after the 180-day period described in clause (b) above, (y) the consummation of the exchange offer after the 30-day period described in clause (d) above, the interest rate borne by the old debentures from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate if we are otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, a different event specified in clause (a), (b) (c), or (d) above occurs, the interest rate may a gain be increased pursuant to the foregoing provisions. However, in certain circumstances, we will not be required to keep the shelf registration statement effective for up to two periods not to exceed an aggregate of 90 days in any consecutive 365-day period.

Default

     "Default" means the occurrence of any of the following events:

     . the exchange offer is not consummated on or before the deadline, which is 30 days after the registration statement becomes effective and in no event later than September 21, 1999;

     . we fail to file the registration statement with the SEC by July 23, 1999;

     . the SEC does not declare the registration statement effective by August 22, 1999; or

     . the shelf registration statement, if required, is not declared effective within 210 days of the closing or ceases to be effective or useable for its intended purposes.

 Indemnification

     We agree in the registration rights agreement to indemnify selling holders against certain liabilities, including certain liabilities under the Securities Act.

                   DESCRIPTION OF THE REGISTERED DEBENTURES

The Debentures

     We issued the old debentures to the initial purchasers on February 23, 1999. The initial purchasers sold the old debentures to "qualified institutional buyers," as defined in Rule 144A under the Securities Act. The terms of the registered debentures are substantially identical to the terms of the old debentures. However, the registered debentures are not subject to transfer restrictions or registration rights unless held by certain broker-dealers, affiliates of ours, or certain other persons. See "The Exchange Offer-- Resale of the Registered Debentures." We do not plan to list the registered debentures on any securities exchange or seek quotation on any automated quotation system.

     The following chart summarizes the basic terms of the registered debentures:


Principal Amount at Maturity..................  $400,000,000

Maturity Date:................................  March 15, 2029

Interest Payments Dates:......................  The registered debentures will bear interest at the rate of 6
                                                1/2% compounded semi-annually on
                                                September 15 and March 15 of
                                                each year, commencing on
                                                September 15, 1999.

Collateral and Ranking:.......................  The registered debentures are unsecured obligations of ours
                                                and will rank equally to each
                                                other, and to all existing and
                                                future senior unsecured
                                                indebtedness and will rank
                                                senior in right of payment to
                                                all existing and future
                                                subordinated indebtedness.

Global Debenture:.............................  The registered debentures will be issued as a single, global
                                                debenture that will be deposited
                                                with DTC. Individual holders
                                                will not receive certificates
                                                for the registered debentures,
                                                except in certain limited
                                                circumstances.

Payment Procedures:...........................  We will make all payments on the registered debentures (including
                                                principal, premium, if any,
                                                interest and special interest,
                                                if any) in immediately available
                                                same day funds, at the Lowe's
                                                office or agency maintained for
                                                such purpose, which office or
                                                agency shall be maintained in
                                                the Borough of Manhattan, The
                                                City of New York, except that:

                                                .  Payments on registered
                                                   debentures represented by the
                                                   global debenture will be
                                                   payable by wire transfer to
                                                   the accounts specified by the
                                                   holder of interest in such
                                                   global debenture.

                                                .  Payments on certificated
                                                   debentures, if any, will be
                                                   payable by wire transfer to
                                                   the accounts specified by the
                                                   holders or, if no such
                                                   account is specified, by
                                                   mailing a check to each
                                                   holder's  registered address.


     We have filed the registration statement to comply with its obligation under the registration rights agreement to register the issuance of the registered debentures. See "Registration Rights Agreement."

                                 THE INDENTURE

General

     The registered debentures are to be issued under an Amended and Restated Indenture, dated as of December 1, 1995, as supplemented and amended by a First Supplemental Indenture, dated as of February 23, 1999, between us and The First National Bank of Chicago, as trustee. Collectively, the Amended and Restated Indenture and the First Supplemental Indenture are called the Indenture.

     The registered debentures will be issued in fully registered book-entry form without coupons and in denominations of $1,000 and integral multiples thereof. We do not intend to apply for the listing of the debentures on a national securities exchange. No service charge will be made for the registration or exchange of the registered debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Indenture, Sections 302 and 305).

     The following is a summary of certain terms of the registered debentures and certain provisions of the indenture and is subject to the detailed provisions of the indenture, to which we refer you for a more complete description. Whenever we refer to particular Sections, Articles or defined terms of the indenture, we intend to incorporate herein by reference such Sections, Articles or defined terms.

     The registered debentures will be unsecured senior obligations of ours, will mature March 15, 2029, will be limited to $400.0 million aggregate principal amount and will bear interest at the rate of 6 1/2% per year from the date of issuance, payable semiannually on each March 15 and September 15, commencing September 15, 1999, to the persons in whose names the registered debentures are registered at the close of business on March 1 immediately preceding each March 15 or the September 1 immediately preceding each September
15. We will compute interest on the registered debentures on the basis of a 360-day year composed of twelve 30-day months. We expect that payments of principal and interest to owners of book-entry interests (as described below) will be made in accordance with the procedures of DTC and its participants in effect from time to time. DTC shall act as the depositary, as described in the Indenture. The registered debentures are not redeemable prior to maturity.

     The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series. (Indenture, Section 301). In addition to the old debentures, we have outstanding under the Indenture $100.0 million of Senior Notes due December 15, 2005, $268.0 million of Medium Term Notes, Series B, at rates ranging from 6.70% to 7.61% with final maturities ranging from September 1, 2007 to May 15, 2037, and $300.0 million of 67/8% Debentures due February 15, 2028. We have outstanding under a separate indenture an additional $214.0 million of Medium Term Notes, Series A, at rates ranging from 6.50% to 8.20% and with final maturities from August 4, 1999 to January 11, 2023 (the Series A and Series B Medium Term Notes are referred to collectively as the "Medium Term Notes"). Neither the indenture nor the registered debentures will limit or otherwise restrict the amount of indebtedness that we may incur.

     The registered debentures will be unsecured obligations of our Company and will rank on a parity with all of the other indebtedness outstanding under the indenture, the Medium Term Notes and all of our other unsecured and unsubordinated indebtedness. The registered debentures will be effectively subordinated to any of our secured indebtedness and to any unsubordinated indebtedness of our subsidiaries. At July 2, 1999, we had $185.6 million of secured indebtedness outstanding, and we had $1,272.3 million of unsecured indebtedness outstanding. At July 2, 1999, our subsidiaries had $182.4 million of unsubordinated indebtedness outstanding.

Certain Covenants Applicable to Debentures

     The registered debentures will have the benefit of the following covenants in the indenture. Certain capitalized terms used in this section are defined below under "Certain Definitions." Other capitalized terms not otherwise defined in these sections have the meanings ascribed to them in the indenture.

     Restrictions on Debt. The indenture provides that we will not, and will not permit any Subsidiary to incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Property of our Company or any Subsidiary or any shares of Capital Stock or Debt of any Subsidiary, without effectively providing that the Securities of each series of debt securities issued under the indenture then Outstanding (together with, if we shall so determine, any other Debt of our Company or such Subsidiary then existing or thereafter created that is not subordinate to the Securities of each series then Outstanding) will be secured equally and ratably with (or, at our option, prior to) such secured Debt. So long as such secured Debt shall be so secured, and will not permit any Subsidiary to incur, issue, assume or guarantee any unsecured Debt or to issue any Preferred Stock, in each instance unless the aggregate amount of all such secured Debt, together with the aggregate preferential amount to which such Preferred Stock would be entitled on any involuntary distribution of assets and all Attributable Debt of our Company and its Subsidiaries in respect of sale and leaseback transactions, would not exceed 10% of Consolidated Net Tangible Assets.

     This restriction does not apply to, and there shall be excluded in computing Debt for the purpose of such restriction: (a) Debt secured by Mortgages on any property acquired, constructed or improved by our Company or any Subsidiary after the first date on which a debt security is authenticated by the trustee under the indenture, which Mortgages are created or assumed contemporaneously with, or within 30 months after, such acquisition, or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 30-month period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the first date on which a debt security is authenticated by the trustee under the indenture or Mortgages on any property existing at the time of the acquisition thereof if any such Mortgage does not apply to any property previously owned by our Company or any Subsidiary other than, in the case of any such construction or improvement, any previously unimproved real property on which the property so constructed, or the improvement, is located; (b) Debt of any corporation existing at the time such corporation is merged with or into our Company or a Subsidiary; (c) Debt of any corporation existing at the time such corporation becomes a Subsidiary; (d) Debt of a Subsidiary to our Company or to another Subsidiary; (e) Debt secured by Mortgages securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia to finance the acquisition of or construction on property, and on which the interest is not, in the opinion of counsel, includable in gross income of the holder; and (f) certain extensions, renewals or replacements of any Debt referred to in the foregoing clauses (a) through (e) inclusive. This restriction does not apply to any issuance of Preferred Stock by a Subsidiary to our Company or another Subsidiary, provided that such Preferred Stock is thereafter not transferable to any Person other than our Company or a Subsidiary. (Indenture, Section 1008).

     Restrictions on Sales and Leasebacks. The indenture provides that we will not, and will not permit any Subsidiary to, after the first date on which a debt security is authenticated by the trustee under the indenture, enter into any sale and leaseback transaction involving any Principal Property that has been or is to be sold or transferred, unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt to which Section 1008 of the indenture is applicable, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and there shall be excluded in computing Attributable Debt for the purpose of such restriction, Attributable Debt with respect to any sale and leaseback transaction if: (a) the lease in such transaction is for a period (including renewal rights) not exceeding three years; (b) our Company or a Subsidiary, within 180 days after such transaction, applies an amount not less than the greater of the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined by the Board of Directors) to, subject to certain restrictions, the retirement of our Funded Debt ranking on a parity with or senior to debt securities issued under the indenture or the retirement of Funded Debt of a Subsidiary; (c) such transaction is entered into prior to, at the time of, or within 30 months after the later of the acquisition of the Principal Property or the completion of the construction thereon; (d) the lease in such transaction secures or relates to obligations issued by a state, territory or possession of the United States, or any political subdivision thereof, or the District of Columbia, to finance the acquisition of or construction on property, and on which the interest is not, in the opinion of counsel, includable in the gross income of the holder; or (e) such transaction is entered into between our Company and a Subsidiary or between Subsidiaries. (Indenture, Section 1009).

     Certain Definitions. The indenture defines the following terms used in this section:

     "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 10% per annum compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Capital Stock," as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of our Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

     "Debt" means loans, notes, bonds, indentures or other similar evidences of indebtedness for money borrowed.

     "Funded Debt" means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than

12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

     "Preferred Stock" means any stock of any class of our Company that has a preference over Common Stock in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of our Company and that is not mandatorily redeemable or repayable, or redeemable or repayable at the option of the holder, otherwise than in shares of Common Stock or Preferred Stock of another class or series or with the proceeds of the sale of Common Stock or Preferred Stock.

     "Principal Property" means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for selling home improvement products or the manufacturing, warehousing or distributing of such products, owned or leased by our Company or any Subsidiary of our Company. (Indenture, Section 101).

Effect of Corporate Structure

     The registered debentures are our obligations exclusively. Because our operations are currently conducted through subsidiaries, the cash flow and the consequent ability to service our debt, including the registered debentures, are dependent, in part, upon the earnings of our subsidiaries and the distribution of those earnings to us or upon loans or other payments of funds by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the registered debentures or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

     Although the indenture limits the incurrence of such indebtedness, as described above under " -- Certain Covenants Applicable to Debentures -- Restrictions on Debt," the registered debentures will be effectively subordinated to all indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of our subsidiaries. Any right that we have to receive assets of any of our subsidiaries upon liquidation or reorganization of the subsidiary (and the consequent right of the holders of the debentures to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we ourselves are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that that we hold.

No Restriction on Sale or Issuance of Stock of Subsidiaries

     The indenture contains no covenant that we will not sell, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of any of its subsidiaries, nor does it prohibit any subsidiary from issuing any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of such subsidiary.

Consolidation, Merger and Sale of Assets

     We, without the consent of the holder or holders of any outstanding debt securities issued under the indenture, may consolidate or merge with or into, or convey, transfer or lease our properties and assets substantially in their entirety, to any corporation organized under the laws of any domestic jurisdiction, provided that the successor corporation assumes our obligations on the debt securities and under the indenture and that after giving effect to the transaction no Event of Default, and no event that, after notice or lapse of time would become an Event of Default, has occurred and is continuing, and that certain other conditions are met. (Indenture, Section 801).

Events of Default

     The following will be Events of Default under the indenture:

     (1) Our failure for 30 days to pay when due interest on the registered debentures,

     (2) Our failure to pay principal or premium, if any, on the registered debentures when due,

     (3) Our failure to perform covenants with respect to the registered debentures for 60 days after receipt of notice of default,

     (4) Default in the payment of principal or acceleration of at least $10.0 million in aggregate principal amount of debt of our Company or subsidiaries after receipt of notice of such default or acceleration, and

     (5) Certain events of bankruptcy, insolvency or reorganization of our Company or subsidiaries.

     Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of registered debentures issued under the indenture, unless such holders have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and certain other conditions provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding debentures of any issue will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such issue of debentures or exercising any trust or power conferred on the trustee with respect to such issue of debentures. (Indenture, Section
512).

     If an Event of Default (other than an Event of Default of the type described in clause (5) above occurs, the principal of and any accrued interest on the registered debentures then outstanding will become immediately due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of registered debentures of such issue may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. (Indenture, Section 502). For information as to waiver of defaults, see " -- Modification and Waiver."

     No holder of any debenture will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder has previously given to the trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the debentures of such issue have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of debentures of such issue a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a registered debenture for enforcement of payment of the principal of, and premium, if any, or interest on such registered debenture on or after the respective due dates expressed in such debenture.

     We shall furnish to the trustee annually a statement as to the performance by us of certain of our obligations under the indenture and as to any default in such performance. (Indenture, Section 1005).

Modification and Waiver

     Modifications and amendments of the indenture with respect to any issue of debentures may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of all affected series; provided, however, that no such modification or amendment may, without the consent of the holder of each such outstanding debt security affected thereby:

     (1) change the stated maturity date of the principal of, or any installment of principal of, or premium if any, or interest on, any such debt security:

     (2) reduce the principal amount of, or the premium, if any, or interest on, any such debt security;

     (3) change the place or currency of payment of principal of, or premium, if any or interest on, any such debt security;

     (4) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

     (5) reduce the percentage in principal amount of the debt security of such issue necessary to modify or amend the indenture;

     (6) reduce the percentage of aggregate principal amount of the debt security, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults thereunder; or

     (7) impair the rights of any holder of debt securities to conversion rights.

     The holders of a majority in aggregate principal amount of the debentures of any issue may waive compliance with certain restrictive provisions of the indenture with respect to such issue of debentures. The holders of a majority in aggregate principal amount of the debentures of any issue may waive any past default under the indenture with respect to such issue of debentures, except a default in the payment of principal or premium, if any, or interest.

Same-Day Funds Settlement and Payment

     We will make all payments of principal and interest in respect of registered debentures in book-entry form in immediately available funds to the accounts specified in DTC.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the registered debentures will trade in DTC's Same-Day Funds Settlement System until maturity or until the registered debentures are issued in certificated form, and secondary market trading activity in the registered debentures will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the registered debentures.

Concerning the Trustee

     The First National Bank of Chicago is the trustee under the indenture. We may maintain deposit accounts or conduct other banking transactions with the trustee in the ordinary course of business. Notice to the trustee should be directed to The First National Bank of Chicago, Corporate Trust Administration, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention:
D. Fanning.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

     registered debentures will be issued in fully registered book-entry form without interest coupons and in denominations of $1,000 and integral multiples thereof. The registered debentures generally will be represented by one or more fully-registered global securities, which shall be called collectively the global debenture. Notwithstanding the foregoing, old debentures held in certificated form will be exchanged solely for registered debentures in certificated form, as discussed below. The global debenture will be deposited upon issuance with DTC and registered in the name of Cede & Co. Except as set forth below, the global debenture may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     A holder may transfer registered debentures in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any registered debentures selected for redemption. Also, we are not required to transfer or exchange a registered debenture for a period of 15 days before a selection of registered debentures to be redeemed.

     The registered holder of a registered debenture will be treated as the owner of such registered debenture for all purposes.

Global Debentures and Book-Entry System

     The certificates representing the registered debentures will be issued in the form or one or more permanent global certificates in definitive fully registered form and will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Except as described below, the registered debentures will not be issued in definitive form. Unless and until they are exchanged in whole or in part for the individual registered debentures represented thereby, any interests in the global debentures may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depositary or any nominee of such successor.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants pledge, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Upon the issuance of the global debentures, and the deposit of such global debentures with or on behalf of DTC, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the registered debentures represented by such global debentures to the accounts of participants that have accounts with DTC or its nominee. The accounts to be credited will be designated by the underwrites or agents engaging in the distribution or placement of the registered debentures. Ownership of beneficial interests in such global debentures will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such global debentures will be shown by book-keeping entries on, and the transfer of that ownership interest will be effected only through book-keeping entries to, records maintained by DTC or its nominee for such global debentures. Ownership of beneficial interests in such global debentures by persons that hold through participants will be shown by book-keeping entries on, and the transfer of that ownership interest among or through such participants will be effected only through book-keeping entries to, records maintained by such participants. The laws of some jurisdictions require that certain purchasers take physical delivery of such securities in definitive certificated form rather than book-entry form. Such laws may impair the ability to own, transfer or pledge beneficial interests in the global debentures.

     So long as DTC or its nominee is the registered owner of such global debentures, DTC or such nominee, as the case may be, will be considered the sole owner of holder of the registered debentures represented by the global debentures for all purposes under the indenture. Except as set forth below, owners of beneficial interests in the global debentures will not be entitled to have registered debentures represented by such global debentures registered in their names, will not receive or be entitled to receive physical delivery of registered debentures in definitive certificated form, and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in global debentures must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the Participant through which such person directly or indirectly owns its interest, to exercise any rights of a holder under the indenture. The indenture provides that DTC may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the indenture. (Indenture, Section 104). We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global debentures desires to give any notice or take any action that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interest to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Principal and any premium and interest payments on the registered debentures represented by the global debentures registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global debentures. Neither we, the trustee nor any paying agent for the registered debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Indenture, Section 308).

     We expect that DTC, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debentures as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in such global debentures held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the registered debentures in definitive certificated form in exchange for such global debentures. In addition, we may at any time and in our sole discretion determine not to have the registered debentures represented by one or more global debentures and, in such event, will issue the registered debentures in definitive certificated form in exchange for global debentures. (Indenture, Section 305).

     Further, an owner of a beneficial interest in the global debentures may, on terms acceptable to us and DTC, receive registered debentures in definitive certificated form, if we so specify. In any such instance, an owner of beneficial interest in the global debentures will be entitled to have registered debentures equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such registered debentures in definitive certificated form. Registered debentures so issued in definitive certificated form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form. (Indenture, Section
305).

         MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE
                                EXCHANGE OFFER

     The following summarizes the material federal income tax consequences of the exchange of old debentures for registered debentures. This summary is based on current law, which is subject to change at any time, possibly with retroactive effect. In addition, this summary does not address the tax consequences of the exchange under applicable state, local or foreign laws.

     The exchange of old debentures for registered debentures pursuant to the exchange offer will not result in any United States federal income tax consequences to holders. When a holder exchanges an old debenture for a registered debenture pursuant to the exchange offer, the holder will have the same adjusted basis and holding period for the registered debenture as for the old debenture immediately before the exchange.

     Each holder should consult his own tax advisor as to the particular tax consequences to it of exchanging old debentures for registered debentures, including the applicability and effect of any state, local or foreign tax laws.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives registered debentures for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such registered debentures. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered debentures received in exchange for old debentures where such old debentures were acquired as a result of market-making activities or other trading activities. We have agreed that we will, for a period of 180 days after the consummation of the exchange offer, make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from the sale of registered debentures by broker-dealers. Registered debentures received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered debentures or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such registered debentures. Any broker-dealer that resells registered debentures that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such registered debentures may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of registered debentures and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of the prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such document in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the registered debentures, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

     Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old debentures who did not exchange their old debentures for registered debentures in the exchange offer on terms which may differ from those contained in the registration rights agreement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding old debentures have been exchanged for registered debentures pursuant to the terms and conditions contained herein.

                     VALIDITY OF THE REGISTERED DEBENTURES

     The validity of the registered debentures will be passed upon for us by Hunton & Williams, Richmond, Virginia.

                                    EXPERTS

     The consolidated financial statements that we have incorporated by reference in this prospectus and elsewhere in the registration statement from our Annual Report on Form 10-K for the year ended January 29, 1999, have been audited by Deloitte & Touche LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing.

                                    [LOGO]



                            Lowe's Companies, Inc.



                                   OFFER FOR
             ALL OUTSTANDING 6 1/2% DEBENTURES DUE MARCH 15, 2029
                                IN EXCHANGE FOR
               REGISTERED 6 1/2% DEBENTURES DUE MARCH 15, 2029


                        _______________________________

                                  PROSPECTUS
                        _______________________________

                                 July __, 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Under the NCBCA, a corporation, through its articles of incorporation or bylaws or by contract or resolution, may eliminate or limit a director's personal liability to the corporation or its shareholders for any monetary damages for breach of duty, except for (1) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (2) unlawful distributions, (3) any transaction from which the director derived an improper personal benefit or (4) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation. The Registrant's Charter provides that to the fullest extent permitted by the NCBCA, a director of the Registrant shall not be personally liable to the Registrant, its shareholders or otherwise for monetary damages for breach of his or her duty as a director.

     Article IV of the Registrant's Bylaws provides that the Registrant will indemnify any person as an officer or director of the Registrant or serving in such capacity at the request of the Registrant for another corporation, partnership, joint venture, trust of other enterprise to the fullest extent permitted by law, against any liability incurred in connection with any proceeding arising out of such service. Such indemnification extends to expenses reasonably incurred in defending such liabilities and payments made in satisfaction of judgments or reasonable settlements of such actions. No indemnification is available if (1) at the time of the activities that are the subject of the proceeding, such person knew or believed that such activities were clearly in conflict with the best interests of the Registrant; (2) such person derived an improper personal benefit; or (3) such liability arose with respect to voting for unlawful distributions.

     The Registrant maintains an insurance policy for the benefit of directors and officers insuring them against claims that are made against them by reason of any wrongful act (as defined) committed in their capacity as directors or officers.

Item 21.  Exhibits and Financial Data Schedules

     The following is a list of all the exhibits filed herewith or incorporated by reference as part of the Registration Statement.

Exhibit
Number                            Description
------                            -----------

1.1 Registration Rights Agreement, dated as of February 23, 1999, by and among Lowe's, Merrill Lynch & Co., Goldman, Sachs & Co. and Lehman Brothers, Inc.
4.1 Amended and Restated Indenture, dated December 1, 1995, by and among Lowe's and The First National Bank of Chicago (filed as an exhibit to the Company's Form 8-K dated December 15, 1995 and incorporated by reference herein).
4.2 Supplemental Indenture relating to the debentures, dated as of February 23, 1999, by and among Lowe's and The First National Bank of Chicago.
4.3       Form of new 6 1/2% Debenture due March 15, 2029.
5.1       Opinion of Hunton & Williams, as to the legality of the securities.
15.1      Letter re unaudited interim financial information.
23.1      Consent of Hunton & Williams (included in Exhibit 5.1).

23.2      Consent of Deloitte & Touche LLP.
24.1 Powers of Attorney (included in the signature pages to this Registration Statement).
99.1 Form of Letter of Transmittal, with respect to the exchange of the old debentures and registered debentures.
99.2 Form of Notice of Guaranteed Delivery, with respect to the old debentures and registered debentures.
99.3 Form of Instructions to Registered Holders and/or Book-Entry Transfer Facility Participants from Beneficial Owners, with respect to the old debentures and registered debentures.


Item 22.  Undertakings

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (c) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Wilkesboro, State of North Carolina, on July 19, 1999.

                                 LOWE'S COMPANIES, INC.
                                 (Registrant)



                                 By:   /s/  Marshall A. Croom
                                     ---------------------------
                                          Marshall A. Croom
                                     Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on July 19, 1999. Each of the undersigned officers and directors of the registrant hereby constitutes Thomas
E. Whiddon, Stephen A. Hellrung and Lathan M. Ewers, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

            Signature                              Title
            ---------                              -----

  /s/  Robert L. Tillman             Chairman, President, Chief Executive
------------------------------              Officer and Director
Robert L. Tillman                      (Principal Executive Officer)


  /s/  Thomas E. Whiddon             Executive Vice President and Chief
------------------------------             Financial Officer
Thomas E. Whiddon                      (Principal Financial Officer)


  /s/  Kenneth W. Black, Jr          Vice President and Corporate Controller
------------------------------         (Principal Accounting Officer)
Kenneth W. Black, Jr.


  /s/  Leonard L. Berry, Ph.D                   Director
------------------------------
Leonard L. Berry, Ph.D.

  /s/  Peter C. Browning                        Director
------------------------------
Peter C. Browning


  /s/  Carol A. Farmer                          Director
------------------------------
Carol A. Farmer


  /s/  Paul Fulton                              Director
------------------------------
Paul Fulton


  /s/   James F. Halpin                         Director
------------------------------
James F. Halpin


  /s/   Richard K. Lochridge                    Director
------------------------------
Richard K. Lochridge


  /s/   Claudine B. Malone                      Director
------------------------------
Claudine B. Malone


  /s/   Robert G. Schwartz                      Director
------------------------------
Robert G. Schwartz


  /s/   Robert L. Strickland                    Director
------------------------------
Robert L. Strickland

                                 EXHIBIT INDEX


Exhibit
Number                               Description
------                               -----------

1.1 Registration Rights Agreement, dated as of February 23, 1999, by and among Lowe's, Merrill Lynch & Co., Goldman, Sachs & Co. and Lehman Brothers, Inc.
4.1 Amended and Restated Indenture, dated December 1, 1995, by and among Lowe's and The First National Bank of Chicago (filed as an exhibit to the Company's Form 8-K dated December 15, 1995 and incorporated by reference herein).
4.2 Supplemental Indenture relating to the debentures, dated as of February 23, 1999, by and among Lowe's and The First National Bank of Chicago.
4.3         Form of new 6 1/2% Debenture due March 15, 2029.
5.1         Opinion of Hunton & Williams, as to the legality of the securities.
15.1        Letter re unaudited interim financial information.
23.1        Consent of Hunton & Williams (included in Exhibit 5.1).
23.2        Consent of Deloitte & Touche LLP.
24.1 Powers of Attorney (included in the signature pages to this Registration Statement).
99.1 Form of Letter of Transmittal, with respect to the exchange of the old debentures and registered debentures.
99.2 Form of Notice of Guaranteed Delivery, with respect to the old debentures and registered debentures.
99.3 Form of Instructions to Registered Holders from Beneficial Owners and/or Book-Entry Transfer Facility Participants, with respect to the old debentures and registered debentures.